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                                                                    Exhibit 10.9

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into by and between Gemstar-TV Guide International, Inc., a Delaware corporation ("GIGL"), Gemstar Development Corporation, a California corporation ("Company"), and Elsie Leung ("Employee").

                                   BACKGROUND

     A. GIGL, Company and Employee entered into an Amended and Restated Employment Agreement as of March 31, 1998 (the "Employment Agreement").

     B.   GIGL has proposed a merger with TV Guide, Inc. (the "Merger").

     C. GIGL and Company desire to amend the Employment Agreement as set forth below, subject to the closing of the Merger, to help ensure that Company will have the continued dedication of Employee and the availability of her advice and counsel notwithstanding the occurrence of the Merger, and to induce Employee to remain in the employ of the Company following the Merger. Employee desires that the Employment Agreement be so amended.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. EXTENSION OF INITIAL TERM. Subject to the closing of the merger, the "Initial Term" set forth in Section 1(a) of the Employment Agreement shall end on September 30, 2005.

     2. WAIVER OF RENEWAL. Subject to the closing of the merger, Employee waives in full the "Renewal" provisions set forth in Section 1(b) of the Employment Agreement and such section shall be deleted from the Employment Agreement in its entirety.

     3. CHANGE OF CONTROL. Subject to the closing of the merger and assuming that GIGL does not waive the condition to closing contained in Section 6.2(d) of the Merger Agreement, Employee agrees that the consummation of the transactions contemplated by the Merger Agreement (and the exhibits and schedules thereto) will not result in a "Change of Control" as such term is defined in the Employment Agreement and Employee agrees not to allege such "Change of Control" as a result of such transactions.

     4. GOVERNING LAW; ARBITRATION. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to conflicts of laws principles. Any controversy or claim arising out of or relating to this Amendment, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in accordance with
Section 9(f) of the Employment Agreement.

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     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of this 13th day of April, 2000.

EMPLOYEE                                    GEMSTAR - TV GUIDE
                                            INTERNATIONAL, INC

   /s/ Elsie Leung                          /s/ Henry C. Yuen
----------------------------                ------------------------------------
Elsie Leung                                 By: Henry C. Yuen, President and CEO


                                            GEMSTAR DEVELOPMENT
                                            CORPORATION

                                                /s/ Henry C. Yuen
                                            ------------------------------------
                                            By: Henry C. Yuen, President and CEO

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